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                                                                     EXHIBIT 4.2


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of July 31, 1998, by and between The Producers Entertainment Group Ltd., a corporation organized under the laws of the State of Delaware, U.S.A., with headquarters located at 5757 Wilshire Blvd., PH1, Los Angeles, California 90036 (the "Company"), and the buyer set forth on the execution page hereof (the "Buyer").

                                    RECITALS

         A. In connection with the Securities Purchase Agreement by and between the parties of even date herewith (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Buyer (i) a number of shares of the Company's Series D Convertible Preferred Stock (the "Series D Shares"); (ii) a number of shares of the Company's Series E Convertible Preferred Stock (the "Series E Shares") and (iii) a number of shares of the Company's Series F Convertible Preferred Stock (each a "Warrant" and collectively the "Warrants") to purchase a number of shares of the Company's common stock, $.001 par value per share ("Common Stock"). The Series D Shares and the Series E Shares (collectively, the "Preferred Shares") are each convertible in accordance with the terms of the Articles of Amendment (as defined in the Securities Purchase Agreement) into Common Stock. The Common Stock into which the Preferred Shares are convertible may be referred to herein as the "Conversion Shares." In accordance with the terms of the Articles of Amendment, shares of Common Stock may be issued in payment of dividends on the Preferred Shares ("Dividend Shares").

         B. The Buyer has agreed to purchase and pay for the Series D Shares, the Series E Shares and the Warrants as provided in the Securities Purchase Agreement. Upon each Closing (as defined in the Securities Purchase Agreement), the Company will issue in the Buyer's name its certificate representing the Preferred Shares, along with the Warrants, purchased at such Closing by the Buyer.

         C. To induce the Buyer to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.


                                   AGREEMENTS

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties hereto, the Company and the Buyer hereby agree as follows:

         1. DEFINITIONS.

         a. As used in this Agreement, the following terms shall have the following meanings:


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         i. "Investor" or "Investors" means the Buyer and any permitted transferee(s) or assignee(s) thereof to whom the Buyer assigns this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

         ii. "Register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

         iii. "Registrable Securities" means the Conversion Shares, the Warrant Shares, the Dividend Shares (if any), shares issued pursuant to Section 2(b) hereof (if any), and any shares of capital stock issued or issuable, from time to time (with any adjustments) on or in exchange for or otherwise with respect to either of the foregoing (including without limitation any shares issued pursuant to Section 2(b) hereinafter).

         iv. "Registration Statement" or "Registration Statements" means a registration statement or statements of the Company filed under the 1933 Act.

         b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

         2. REGISTRATION.

         a. Mandatory Registration. (i) The Company shall use its best efforts to prepare, and, on or before the date that is thirty (30) business days after the date of the First Closing, file with the SEC a Registration Statement or Registration Statements (as necessary) on Form S-3 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration of all of the Registrable Securities) (any of which may contain a combined prospectus with other registrations by the Company), covering the resale of all of the Registrable Securities, which Registration Statement(s), to the extent allowable under the 1933 Act and the rules promulgated thereunder (including without limitation Rule 416), shall state that such Registration Statement(s) also covers such indeterminate number of additional shares (the "Indeterminate Shares") of Common Stock as may become issuable upon conversion of the Preferred Shares to prevent dilution resulting from stock splits, stock dividends or similar transactions. In the event that there is no form of Registration Statement available pursuant to which the Company may register all of the Registrable Securities, the Company shall register all of the Registrable Securities permitted by the SEC to be so registered pursuant to the terms and conditions of the preceding sentence and will file a registration statement covering the resale of the remaining Registrable Securities as soon as possible thereafter. In any event, the Registrable Securities underlying the Preferred Shares and Warrants issued at any Additional Closing shall be registered prior to such Additional Closing.

         (ii) To the extent the Indeterminate Shares for any reason can not be registered under the Registration Statement(s) required under Section 2(a)(i) above, then with respect to such Indeterminate Shares, the Company shall use its best efforts to prepare, and, on or before the date that is fifteen (15) days after the Indeterminate Shares become issuable, file with the SEC a Registration Statement or Registration Statements (as necessary) on Form S-3 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration of all



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of the Indeterminate Shares) (any of which may contain a combined prospectus with other registrations by the Company), covering the resale of all of the Indeterminate Shares.

         A copy of the Registration Statement(s) (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of the Buyer, which approval shall not be unreasonably withheld, delayed, conditioned or denied) the Buyer and its counsel prior to its filing or other submission. If the Company has not received comments from the Buyer with respect to the Registration Statement within five (5) business days of Buyer's receipt thereof, the Company may conclusively presume the Buyer has approved the form and substance of the Registration Statement.

         b. Liquidated Damages. The Company shall use its best efforts to obtain effectiveness of the Registration Statement as soon as practicable. If (i) the Registration Statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective by the SEC within one hundred twenty (120) days after the date of the First Closing (other than by reason of any act or failure to act in a timely manner by the Investor or its counsel) (the "Registration Deadline") or if, after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (by reason of a suspension, a stop order, the Company's failure to update the Registration Statement, or any other reason outside the control of the Investor but not including a suspension of trading to permit adequate dissemination of press releases), or (ii) the Common Stock is not listed or included for quotation on either the National Association of Securities Dealers Automated Quotation system Small Cap Market ("NASDAQ Small Cap"), the OTC Bulletin Board Market or another United States national securities exchange or market; then in either case (in either case, a "Delay") the Company will make payments to the Investors, as liquidated damages and in such amounts and at such times as shall be determined pursuant to this Section 2(b) as damages to the Investor by reason of any such delay in or reduction of its ability to sell the Registrable Securities (which remedy shall be exclusive of any other remedies available at law or in equity), an amount to be determined as follows. The Company shall pay to the Investor an amount equal to the purchase price for the Series D Shares purchased at the First Closing (including, without limitation, any Preferred Shares that have been converted into Conversion Shares then held by such Investors and excluding any Preferred Shares that have been converted into Conversion Shares which have been sold or otherwise transferred by the Investor and which the Investor does not own of record or beneficially) (the "Aggregate Share Price") multiplied by: one and one-half percent (1.5%) multiplied by the sum of: (i) the number of 30 day periods beginning the day after the Registration Deadline and ending on the date the Registration Statement is declared effective by the SEC, provided, however, that there shall be excluded from such period any delays which are solely attributable to changes required by the Investor in the Registration Statement with respect to information relating to the Investor, including, without limitation, changes to the plan of distribution; (ii) the number of 30 day periods (prorated for partial 30 day periods) that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective; and (iii) the number of 30 day periods (prorated for partial 30 day periods) that the Common Stock is not listed or included for quotation on the NASDAQ Small Cap Market, the OTC Bulletin Board Market, or another United States national securities exchange or market after the Registration Statement has been declared effective. Notwithstanding anything to the contrary in this Section 2(b), the failure to file a Registration Statement or any amendments or supplements thereto when such documents otherwise would be



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required to be filed hereunder, or the failure to the Investor to sell its
Registrable Securities under the Registration Statement, each due to a Blackout (as defined below), shall not constitute a default under or a breach of this
Section 2 and shall not entitle the Investor to liquidated damages.

         For example, if the Registration Statement becomes effective sixty (60) days after the end of the Registration Deadline, the Company would pay US$3,750 for each thirty (30) day period for each US$250,000 of Aggregate Share Price until the Registration Statement becomes effective.

         Such amounts shall be paid in cash or, at the Company's option such amounts may be paid in shares of Common Stock valued at the "Conversion Price" for the Series D Shares, as defined in the Series D Articles. Any shares of Common Stock issued for such amounts shall be Registrable Securities. If the Company desires to pay such amounts in shares of Common Stock it shall so notify the Investor in writing at least two (2) business days before the date on which such amounts are first payable in cash and such amounts shall be so convertible (pursuant to the mechanics set forth in the Articles of Amendment), beginning on the last day upon which the cash amount would otherwise be due in accordance with the following sentence. Payments of cash pursuant hereto shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, interim payments shall be made for the full amount owed up to the date of such interim payment at the end of each thirty (30) day period. At any time after one (1) year from the date of the First Closing, upon delivery by legal counsel for the Company to the Buyer and the Company's transfer agent a legal opinion to the effect that the Conversion Shares may be sold without restriction pursuant to Rule 144, and so long as the Company permits the conversion of the Preferred Shares into Common Stock in accordance with the terms of the Securities Purchase Agreement and the Series D Articles, liquidated damages as called for in this paragraph shall cease and the Investor may rely upon Rule 144 for conversion of the Series D Preferred into Common Stock and subsequent sales thereof.

         c. Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall send to the Investor written notice of such determination and, if within twenty (20) days after receipt of such notice, such Investor shall so request in writing, the Company, to the extent permitted by law, shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' reasonable good faith judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder will be included in the Registration Statement; provided that no portion of the equity securities which the Company is offering for its own account shall be excluded; provided, further that the Company shall be entitled to exclude Registrable Securities to the extent necessary to avoid breaching obligations existing prior to the date hereof to other stockholders of the Company.



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         Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights or whose registration rights existed prior to the date hereof. No right of the Investor to registration of Registrable Securities under this Section 2(c) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(c) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

         d. Eligibility for Form SB-2.The Company represents and warrants that it meets the requirements for the use of Form SB-2 for registration of the sale by the Buyer of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner. In the event that Form SB-2 is not available for registration of the Registrable Securities, the Company shall register the securities on another appropriate form.

         3. RELATED OBLIGATIONS. In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

         a. The Company shall use its best efforts to cause such Registration Statement(s) relating to Registrable Securities to become effective as soon as possible after such filing, but in no event later than the Registration Deadline, and keep the Registration Statement(s) effective pursuant to Rule 415 at all times until the earlier of (i) the date on which all of the Registrable Securities have been sold (and no further Registrable Securities may be issued in the future), (ii) the date as of which the Investors may immediately sell all of the Registrable Securities without restriction pursuant to Rule 144 promulgated under the 1933 Act (or successor thereto) or otherwise, or (iii) the date on which none of the Preferred Shares or Warrant Shares is outstanding (the "Registration Period"), which Registration Statement(s) (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon conversion of the Preferred Shares, the Company shall



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amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within fifteen (15) days after the need therefor arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

         c. The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement(s) promptly after the same is prepared and filed with the SEC, (i) one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and each amendment or supplement thereto in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment); and (ii) such number of copies of a final prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned (or to be owned) by such Investor.

         d. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement(s) under such other securities or "blue sky" laws of such jurisdictions in the United States as each Investor who holds (or has the right to hold) Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause more than nominal expense or burden to the Company, or (e) make any change in its charter or bylaws.

         e. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

         f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

         g.        [Intentionally omitted.]



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         h. At the request of the Investor, but no more than three (3) times in any one ninety (90) day period, the Company shall furnish, on the date of effectiveness of the Registration Statement and thereafter from time to time on such dates as the Investor may reasonably request an opinion, dated as of such requested date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Company's transfer agent and/or to the Investors. Such opinion shall be substantially as set forth in
Exhibit I attached hereto.

         i. The Company shall make available for inspection by (i) any Investor,
(ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(a) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or
(b) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance reasonably satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(i). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

         j. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iii) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

         k. The Company shall cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration



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Statement and enable such certificates to be in such denominations or amounts, as the case may be, the Investors may reasonably request and registered in such names as the Investors may request, all in accordance with the terms and conditions of this Agreement. Within two (2) business days after receipt of all documents, duly executed and in proper form, required for conversion of Preferred Shares including the Notice of Conversion and the original certificate representing the Preferred Shares to be converted, the Company shall deliver (at the Company's expense) to its transfer agent instructions, accompanied by any required opinion of counsel, that permit sales of unlegended securities in a timely fashion that complies with then mandated securities settlement procedures for regular way market transactions.

         l. Upon the First Closing and upon each Additional Closing, the Company shall promptly secure the listing of the Registrable Securities then underlying the Preferred Shares and the Warrants purchased by the Buyer on the NASDAQ Small Cap Market (or, if at such time the Common Stock trades on the OTC Bulletin Board Market, make such Registrable Securities eligible to trade), and upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or eligible to trade (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed or eligible to trade, such listing or eligibility of shares of Registrable Securities from time to time issued under the terms of this Agreement and the Registration Rights Agreement. As applicable, the Company shall at all times comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, the NASDAQ SmallCap Market or if applicable the OTC Bulletin Board Market (and such other national securities exchange or market on which the Common Stock may be listed or eligible to trade, as applicable).

         m. The Company shall establish a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

         n. The Company shall comply with all laws applicable to the filing of a Registration Statement for the resale of the Registrable Securities, and for the offering and sale of securities pursuant to Regulation D under the 1933 Act and all applicable rules and regulations of governmental authorities promulgated in connection therewith (including without limitation the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and all the rules and regulations promulgated thereunder by the SEC).

         o. The Company shall take all other reasonable actions necessary to facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

         4. OTHER OBLIGATIONS. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

         a. At least fifteen (15) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the



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Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Each Investor is required to respond to the Company's written request for information pursuant to this Section 4(a) within five (5) business days of receipt of such written request. Failure to provide with reasonable specificity any information reasonably requested by the Company within such five (5) business day period shall result in a tolling of the time limits specified herein for the Company to file the Registration Statement for a number of days equal to the number of days beyond five (5) business days after the Investor's receipt of such written request for information, plus ten (10) additional days.

         b. Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement(s) hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

         c. In the event Investors holding a majority of the Registrable Securities being registered determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor notifies the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement(s).

         d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         e. No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses incurred by the Company pursuant to Section 5 below.

         f. The Investor covenants and agrees that (i) it will not offer or sell any Registrable Securities under the Registration Statement until it has received copies of the prospectus required to be delivered to the Investor by the Company, as then amended or supplemented and notice from the Company that the Registration Statement and any post-effective amendments thereto have become effective; (ii) it will not offer or sell any Registrable Securities under the Registration Statement upon notice by the Company of a Blackout; and (iii) the Investor, its officers, directors and affiliates, if any, will comply with the prospectus delivery requirements of the 1933 Act as



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applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

         g. The Investor covenants and agrees that upon written notice by the Company (via facsimile or otherwise) to the Investor, the Investor shall, within three (3) business days thereafter, inform the Company in writing, via facsimile or otherwise at the Investor's option, of any change in the Investor's beneficial ownership of Registrable Securities and shares of Common Stock of the Company from the effective date of the Registration Statement or of the previous request for such information, as applicable.

         5. EXPENSES OF REGISTRATION. The Company agrees to pay all reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company. If Investors who hold a majority of Registrable Securities undertake to resell the Registrable Securities in an underwritten public offering, the Company will reasonably cooperate as is customarily required in an underwritten public offering. The Investors who participate in such a public offering shall pay all expenses incurred in connection with such registration, whether incurred by them or the Company, including without limitation, underwriting discounts and commissions, all registration, listing and qualification fees, printing charges, and fees and disbursements of accountants and counsel for the Company.

         6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         a. To the extent permitted by law, the Company will indemnify, hold harmless and defend each Investor who holds such Registrable Securities, the directors, officers and each person who controls any Investor within the meaning of the 1933 Act or the 1934 Act, if any, and any underwriter (as defined in the 1933 Act) for the Investors, and the directors and the officers of, and each person, if any, who controls, any such underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) ("Losses" and, together with actions, proceedings or inquiries by any regulatory or self regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state a material fact therein required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder each as it relates to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other expenses reasonably incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which reasonably results from information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (ii) shall not apply to a Claim arising out of or based upon a Violation which reasonably results from the Investor's proposed method of distribution of the Registrable Securities that was contained in a Registration Statement delivered to the Investor pursuant to Section 2(a) hereof and is expressly approved by the Investor or with respect to which the Investor did not provide a response within the time period allotted to the Investor in
Section 2(a); (iii) shall not inure to the benefit of any person if the untrue statement or omission of the material fact contained in the prospectus was corrected in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (iv) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company or the failure of the Investor to comply with federal or state law relating to the offering or sale of the Registrable Securities; and (v) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. Such indemnity shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

         b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or such Violation results from information contained in a Registration Statement, as amended or supplemented, or any prospectus, relating to the Investor which such Investor has not corrected within the time period allotted to the Investor pursuant to Section 2(a) hereof, or to the extent such Claim is based upon any violation or alleged violation by the Investor of the 1933 Act, 1934 Act or any other law; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld, delayed or conditioned; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any person if the untrue statement or omission of material fact contained in the prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

         c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement or otherwise expressly consented to with respect to its inclusion in the Registration Statement.

         d. Promptly after receipt by an Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Party; provided, however, that an Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Party and the indemnifying party would be inappropriate due to an actual or potential conflict of interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Investors, and such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates; provided, that the Company shall have the right to approve the selection of counsel and legal fees and expenses of such firm shall be reasonable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7. CONTRIBUTION. To the extent any claim for indemnification by an Indemnified Party is prohibited or is insufficient to hold such Indemnified Party harmless for any Losses in respect to which Section 6 would apply (other than by reason of exceptions provided in Section 6), then each indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party, as a result of the Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Party in connection with the actions, statements or omissions that resulted in the Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 7(d), any attorney's or other fees or expenses incurred by such party in connection with any Claim to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 7 was available to such party.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7, the Investor shall not be required to contribute, in the aggregate, any amount in excess of the proceeds actually received by the Investor from the sale of the Registrable Securities subject to the Claim. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

         8. REPORTS UNDER THE 1934 ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

         a. if at any time the Company is not required to file reports under the 1934 Act, then the Company shall so inform the Investor in writing, and at the request of the Investor, to make and keep public information available, as those terms are understood and defined in Rule 144;

         b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement); and

         c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

         9. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be assignable by the Investors to any transferee of at least 1,000 shares of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address, telephone and facsimile numbers of such transferee or assignee, (b) the number and kind of securities with respect to which such registration rights are being transferred or assigned, (c) the number of shares of Common Stock of the Company owned prior to the assignment and (d) the revisions to the current prospectus necessary to accurately reflect all information required of the transferee or assignee; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, (vi) such transferee shall submit evidence reasonably satisfactory to the Company that the Transferee is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act; and (vii) in the event the assignment occurs subsequent to the date of effectiveness of the Registration Statement required to be filed pursuant to Section 2(a), the transferee agrees to pay all reasonable expenses of amending or supplementing such Registration Statement to reflect such assignment. Notwithstanding anything herein to the contrary, no assignment of the rights represented by this Agreement shall be effective unless in compliance with any applicable securities laws of any applicable jurisdiction.

         10. AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this
Section 10 shall be binding upon each Investor and the Company.

                  11. MISCELLANEOUS.

         a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

         b. Any notices required or permitted to be given under the terms of this Agreement shall be sent by registered or certified mail, return receipt requested, or delivered personally or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier or facsimile, in each case properly addressed to the party to receive such notice. The addresses for such communications shall be:

         If to the Company:         The Producers Entertainment Group, Ltd.
                                    5757 Wilshire Blvd., PH1
                                    Los Angeles, California 90036
                                    Telephone: 213.634.8634
                                    Facsimile: 213.634.8635
                                    Attention: Mr. Irwin Meyer, Chairman & CEO

         If to the Buyer, at the address on the signature page of the Securities Purchase Agreement. Each party shall provide written notice to the other party of any change in address.

         c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         d. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Delaware without regard to the principles of conflict of laws. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. The Company irrevocably consents to the jurisdiction of the state and federal courts of the state of

Delaware in any suit or proceeding arising out of or based on this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of inconvenient forum to the maintenance of such suit or proceeding. Service of process in any civil action relating to or arising out of this Agreement (including also all Exhibits or Addenda hereto) or the transaction(s) contemplated herein may be accomplished in any manner provided by law.

         e. This Agreement, the Escrow Agreement, the Articles of Amendment, the Warrants, and the Securities Purchase Agreement (including all exhibits and addenda thereto) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the other agreements previously identified supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

         f. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

         g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         h. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of the signature page of this Agreement bearing the signature of the party so delivering this Agreement to the Escrow Agent, with the original executed Agreement to be delivered to the Escrow Agent via overnight delivery.

         i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.


         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.




                            [SIGNATURE PAGE FOLLOWS]

             [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT DATED
                                 JULY 31, 1998]







                                       COMPANY:


                                       THE PRODUCERS ENTERTAINMENT GROUP, LTD.

                                       By: /S/  ARTHUR BERNSTEIN
                                           -------------------------------------

                                           -------------------------------------
                                                    (Print Name and Title)

Attest:  /S/  COLLIER MARIANO, JR.
         ----------------------------
              Secretary
         ----------------------------




                                       BUYER:


                                       THE AUGUSTINE FUND, L.P.

                                       By:  Augustine Capital Management, Inc.,
                                            its General Partner


                                       By: /S/  THOMAS DUSZYNSKI
                                           -------------------------------------
                                           Mr. Tom Duszynski, Chief Operating
                                           Officer

                   EXHIBIT I TO REGISTRATION RIGHTS AGREEMENT

                                     [DATE]

[NAME AND ADDRESS OF BUYER]
[NAME AND ADDRESS OF COMPANY'S TRANSFER AGENT]

         Re: Registration of Certain Securities of The Producers Entertainment Group, Ltd.

Ladies and Gentlemen:

         We are counsel to The Producers Entertainment Group, Ltd., a Delaware Corporation (the "Company"), whose stock is listed for trading on the NASDAQ Small Cap Market utilizing the symbol "TPEG." We understand that [NAME OF BUYER] (the "Holder") has purchased from the Company (a) a number of shares of the Company's Series D Convertible Preferred Stock of The Producers Entertainment Group, Ltd. (the "Series D Shares"), (b) a number of shares of the Company's Series E Convertible Preferred Stock of The Producers Entertainment Group, Ltd. (the "Series E Shares"), and (c) a number of warrants (the "Warrants") to purchase common stock of the Company, $.001 par value per share ("Common Stock"). The Series D Shares and the Series E Shares (collectively, the "Preferred Shares") are each convertible in accordance with the terms of the Articles of Amendment (as defined in the Securities Purchase Agreement, as defined below) into Common Stock. The Warrants are exercisable into Common Stock. The Series D Shares, Series E Shares and the Warrants were purchased pursuant to a Securities Purchase Agreement between the Company and the Holder dated as of July 31, 1998 (including all Exhibits and Addenda thereto, the "Securities Purchase Agreement").

         Pursuant to a Registration Rights Agreement between the Company and the Holder dated as of July 31, 1998, the Company agreed with the Holder, among other things, to register the Common Stock into which the Series D Shares and the Series E Shares (and, as applicable, Common Stock issued (i) in payment of dividends on the Preferred Shares and/or (ii) in payment of certain penalties for late or non-registration of the said Common Stock) are convertible and the Common Stock into which the Warrants are exercisable (collectively, the "Registrable Securities") under the Securities Act of 1933, as amended (the "1933 Act"), upon the terms provided in the Registration Rights Agreement. In connection with the Company's obligations under the Registration Rights Agreement, the Company filed a registration statement on Form S-3, No. 333-_________, on [DATE S-3 WAS FILED] (the "Registration Statement") with the United States Securities and Exchange Commission relating to the Registrable Securities, which names the Holder as a selling stockholder thereunder.

         [OTHER INTRODUCTORY AND SCOPE OF EXAMINATION LANGUAGE TO BE INSERTED, AS IS USUAL AND CUSTOMARY FOR SUCH OPINION LETTERS.]

         Based upon the foregoing, we are of the opinion that the Registration Statement has been declared effective by the U.S. Securities and Exchange Commission, and that resales of the Registrable Securities has been registered under the 1933 Act.

                                       Very truly yours,

                                       ----------------------